Exhibit 10

Commercial Contract

1. PURCHASE AND SALE: GEOPHARMA, INC. (BUYER)

agrees to buy and DYNAMIC HEALTH PRODUCTS, INC. (Seller)

agrees to sell the Property described as: Street Address: 6950 BRYAN DAIRY ROAD

                                                                                                      LARGO, FL 33777

Legal Description: SEE EXHIBIT A

and the following Personal Property: ________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________________

(all collectively referred to as the “Property”) on the terms and conditions set forth below. The “Effective Date” of this Contract is the date on which the last of the Parties signs the latest offer. Time is of the essence in this Contract. Time periods of 5 days or less will be computed without including Saturday, Sunday, or national legal holidays and any time period ending on a Saturday, Sunday or national holiday will be extended until 5:00 p.m. of the next business day.

2. PURCHASE PRICE:		$1,925,000.00
(a) Deposit held in escrow by	$	__________
(b) Additional deposit to be made within days from Effective Date	$	__________
(c) Total mortgages (as referenced in Paragraph 3)	$	__________
(d) Other:	$	__________
(e) Balance to close, subject to adjustments and prorations, to be made with cash, locally drawn		$1,925,000.00
certified or cashier’s check or wire transfer.

3. THIRD PARTY FINANCING: Within N/A days from Effective Date (“Application Period). Buyer will, at Buyer’s expense, apply for third party financing in the amount of $                      or             % or the purchase price to be amortized over a period of              years and due in no less than              years and with a fixed Interest rate not to exceed ☐             % per year of variable interest rate not to exceed

☐             % at origination with a lifetime cap not to exceed             % from initial rate, with additional terms as follows:                      ___________________________________________________________________________________________________________________________________________

Buyer will pay for the mortgage title insurance policy and for all loan expenses. Buyer will timely provide any and all credit, employment, financial and other information reasonably required by any lender. Buyer will notify Seller immediately upon obtaining financing or being rejected by a lender. If Buyer, after diligent effort, fails to obtain a written commitment within              days from Effective Date (“Financing Period”), Buyer may cancel the Contract by giving prompt notice to Seller and Buyer’s deposit(s) will be returned to Buyer in accordance with Paragraph 9.

Buyer (            ) (            ) and Seller (            ) (            ) acknowledge receipt of a copy of this page, which is page 1 of 5 pages.

TITLE: Seller has the legal capacity to and will convey marketable title to the Property by ☑ statutory warranty deed ☐ other                                     , free of liens, easements and encumbrances of record or known to Seller, but subject to property taxes for the year of closing; covenants, restrictions and public utility easements of record; and (list any other matters to which title will be subject)                                                               ; provided there exists at closing no violation of the foregoing and none of them prevents Buyer’s intended use of the Property as

________________________________________________________________________________________________________________________________________________________________________

(a)	Evidence of Title: Seller will, at (check one) ☐ Seller’s ☑ Buyer’s expense and within days ☐ from effective Date ☑ prior to Closing Date ☐ from date Buyer meets or waives financing contingency in Paragraph 3, deliver to Buyer (check one) ☐ a title insurance commitment by a Florida licensed title insurer and, upon Buyer recording the deed, an owner’s deed, an owner’s policy in the amount of the purchase price for fee simple title subject only to exceptions stated above ☑ an abstract of title, prepared or brought current by an existing abstract film or certified as correct by an existing firm.

However, if such an abstract is not available to Seller, then a prior owner’s title policy acceptable to the proposed Insurer as a base for reissuance of coverage. The prior policy will include copies of all policy exceptions and an update in a format acceptable to Buyer from the policy effective date and certified to Buyer or Buyer’s closing agent together with copies of all documents recited in the prior policy and in the update.

(b)	Title Examination: Buyer will, within 15 days from receipt of the evidence of title deliver written notice to Seller of title defects. Title will be deemed acceptable to Buyer if (1) Buyer fails to deliver proper notice of defects or (2) Buyer delivers proper written notice and Seller cures the defects within days from receipt of the notice (“Curative Period”). If the defects are cured within the Curative Period, closing will occur within 10 days from receipt by Buyer of notice of such curing. Seller may elect not to cure defects if Seller reasonably believes any defect cannot be cured within the Curative Period. If the defects are not cured within the Curative Period, Buyer will have 10 days from receipt of notice of Seller’s inability to cure the defects to elect whether to terminate this Contract or accept title subject to existing defects and close the transaction without reduction in purchase price. The party who pays for the evidence of title will also pay related title service fees including title and abstract charges and title examination.

(c)	Survey: (check applicable provisions below)

☐ Seller will, within      days from Effective Date, deliver to Buyer copies of prior surveys, plans, specifications, and engineering documents, if any, and the following documents relevant to this transaction:________________________________________________________________________________________________________

prepared for Seller or in Seller’s possession, which show all currently existing structures.☐ Buyer will, at ☐ Seller’s ☐ Buyer’s expense and within the time period allowed to deliver and examine title evidence, obtain a current certified survey of the Property from a registered surveyor. If the survey reveals encroachments on the Property or that the improvements encroach on the lands of another,

☐ Buyer will accept the Property with existing encroachments ☐ such encroachments will constitute a title defect to be cured within the Curative Period.

(d)	Ingress or Egress: Seller warrants that the Property presently has ingress and egress.

(e)	Possession: Seller will deliver possession and keys for all locks and alarms to Buyer at closing.

5. CLOSING DATE AND PROCEDURE: This transaction will be closed in Pinellas County, Florida on or before the October 31, 2004 or within      days from Effective Date (“Closing Date”), unless otherwise extended herein. ☐ Seller ☑ Buyer will designate the closing agent, Buyer and Seller will, within      days from Effective Date, deliver to Escrow Agent signed instructions which provide for closing procedure. If an institutional lender is providing purchase funds, lender requirements as to place, time of day, and closing procedures will control over any contrary provisions of this Contract.

(a)	Costs: Buyer will pay taxes and recording fees on notes, mortgages and financing statements and recording fees for the deed. Seller will pay taxes on the deed and recording fees for documents needed to cure title defects. If Seller is obligated to discharge any encumbrance at or prior to closing and fails to do so, Buyer may use purchase proceeds to satisfy the encumbrances.

(b)	Documents: Seller will provide the deed, bill of sale, mechanic’s lien affidavit, assignment of leases, updated rent roll, tenant and lender estoppel letters, assignments of permits and licenses, corrective instruments and letters notifying tenants of the change in ownership/rental agent. If any tenant refuses to execute an estoppel letter, Seller will certify that information regarding the tenant’s leas is correct. If Seller is a corporation, Seller will deliver a resolution of its Board of Directors authorizing the sale and delivery of the deed and certification by the corporate Secretary certifying the resolution and setting forth facts showing the conveyance conforms with the requirements of local law. Seller will transfer security deposits to Buyer. Buyer will provide the closing statement mortgages and notes, security agreements and financing statements.

Buyer (            ) (            ) and Seller (            ) (            ) acknowledge receipt of a copy of this page, which is page 2 of 5 pages.

( c ) Taxes, Assessments, Prorations: The following items will be made current and prorated ❑ as of Closing Date ❑ as of                                 ; real estate taxes, bond and assessment payments assumed by Buyer, interest, rents, associated dues, insurance premiums acceptable to Buyer, operational expenses and                                     . If the amount of taxes and assessments for this current year cannot be ascertained, rates for the previous year will be used with due allowance being made for improvements and exemptions. Seller is aware of the following assessments affecting or potentially affecting the property:                                                                 .Buyer will be responsible for all assessments of any kind which become due and owing on or after Effective Date, unless the improvement is substantially completed by the Closing Date, in which case Seller will be obligated to pay the entire assessment. (d) FIRPTA Tax Withholding: The Foreign Investment in Real Property Act (“FIRPTA”) requires Buyer to withhold at closing a portion of the purchase proceeds for remission to the Internal Revenue Service (“I.R.S.”) if Seller is a “foreign person” as defined by the Internal Revenue Code. The parties agree to comply with the provisions of FIRPTA and to provide, at or prior to closing, appropriate documentation to establish any applicable exemption from the withholding requirement. If withholding is required and Buyer does not have cash sufficient at closing to meet the withholding requirement, Seller will provide the necessary funds and Buyer will provide proof to Seller that such funds were properly remitted to the I.R.S.

6. Escrow: Buyer and Seller authorize____________________________________________________________________________________
Telephone:	Facsimile:
Address:____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

to act as “Escrow Agent” to receive funds and other items and, and subject to clearance, disburse them in accordance with the terms of this Contract. Escrow Agent will deposit all funds received in a ❑ non-interest bearing escrow account ❑ an interest bearing escrow account with interest accruing to                                              with interest dispersed (check one) ❑ at closing ❑ at                                               intervals. If Escrow Agent receives conflicting demands or has a good faith doubt as to Escrow Agent’s duties or liabilities under this Contract, he/she may (a) hold the subject matter of the escrow until the parties mutually agree to its disbursement or until issuance of a court order or decision of arbitrator determining the parties’ rights regarding the escrow or (b) deposit the subject matter of the escrow with the clerk of the circuit court having jurisdiction over the dispute. Upon notifying the parties of such action, Escrow Agent will be released from all liability except for the duty to account for items previously delivered out of escrow. If a licensed real estate broker, Escrow Agent will comply with applicable provisions of Chapter 475, Florida Statues. In any suit or arbitration in which Escrow Agent is made a party because of acting as agent hereunder or interpleads the subject matter of the escrow. Escrow Agent will recover reasonable attorney’s fees and costs at all levels, with such fees and costs to be paid from the escrowed funds or equivalent and charged and awarded as court or other costs in favor of the prevailing party. The parties agree that Escrow Agent will not be liable to any person for misdelivery to Buyer or Seller of escrowed items, unless the misdelivery is due to Escrow Agent’s willful breach of this Contract or gross negligence.

7. Property Condition: Seller will deliver the Property to Buyer at the time agreed in its present “as is” condition, ordinary wear and tear excepted, and will maintain the landscaping and grounds in a comparable condition. Seller makes no warranties other than marketability of title. By accepting the Property “as is”, Buyer waives all claims against Seller for any defects in the Property. (Check (a) or (b) )

☑ (a) As is: Buyer has inspected the Property or waives any right to inspect and accepts the Property in its “as is” condition.

❑ (b) Due Diligence Period Buyer: Buyer will, at Buyer’s expense and within      days from Effective Date (Due Diligence Period”), determine whether the Property is suitable, in Buyer’s sole and absolute discretion, for Buyer’s intended use and development of the Property as specified in Paragraph 4. During the Due Diligence Period, Buyer may conduct any tests, analyses, surveys and investigations (“inspections”) which Buyer deems necessary to determine to Buyer’s satisfaction the Property’s engineering, architectural, environmental properties: zoning and zoning restrictions; flood zone designation and restrictions; subdivision regulations; soil and grade; availability to access and public roads, water, and other utilities; consistency with local, state and regional growth management and comprehensive land use plans; availability of permits, government approvals and licenses; compliance with American with Disabilities Act; absence of asbestos, soil and ground water contamination; and other inspections that Buyer deems appropriate to determine the suitability of the Property of Buyer’s intended use and development. Buyer shall deliver written notice to Seller prior to the expiration of the Due Diligence Period of Buyer’s determination of whether or not the Property is acceptable. Buyer’s failure to comply with this notice requirement shall constitute acceptance of the Property in its present “as is” condition. Seller grants to Buyer, its agents, contractors and assigns, the right to enter the Property at any time during the Due Diligence Period for other purpose of conducting inspections; provided, however, that Buyer, its agents, contractors and assigns enter the Property and conduct inspections at their risk. Buyer shall indemnify and hold Seller harmless from losses, damages, costs, claims and expenses of any nature, including attorney’s fees at all levels, and from liability to any person, arising from the conduct of any and all inspections or any work authorized by Buyer. Buyer will not engage in any activity that could result in a mechanic’s lien being filed against the Property without Seller’s prior written consent. In the event this transaction does not close, (1) Buyer shall repair all damages to the Property resulting from the inspections and return the Property to the condition it was prior to conduct of the Inspections, and (2) Buyer shall, at Buyer’s expense, release to Seller all reports and other work generated as a result of the Inspections. Should Buyer deliver timely notice that the Property is not acceptable, Seller agrees that Buyer’s deposit shall be immediately returned to Buyer and the Contract terminated.

Buyer (        ) (        ) and Seller (        ) (        ) acknowledge receipt of a copy of this page, which is page 3 of 5 pages.

(3) Walk-through Inspection: Buyer may, on the day prior to closing or any other time mutually agreeable to the parties, conduct a final “walk-through” inspection of the Property to determine compliance with this paragraph and to ensure that all Property is on the premises.

(d) Disclosures:

1.	Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health unit.

2.	Energy Efficiency: Buyer may have determined the energy efficiency rating of the building. If any is located on the Real Property.

8. OPERATION OF PROPERTY DURING CONTRACT PERIOD: Seller will continue to operate the Property and any business conducted on the Property in the manner prior to Contract and will take no action that would adversely impact the Property, tenants, lenders or business, if any. Any changes, such as renting vacant space, that materially affect the Property or Buyer’s intended use of the Property will be permitted ☑ only with Buyer’s consent ❑ without Buyer’s consent.

9. RETURN OF DEPOSIT: Unless otherwise specified in the Contract, in the event any condition of this Contract is not met and Buyer has timely given any required notice regarding the condition having not been met, Buyer’s deposit will be returned in accordance with applicable Florida laws and regulations.

10. DEFAULT:

(a)	In the event the sale is not closed due to any default or failure on the part of Seller other than failure to make the title marketable after diligent effort, Buyer may either (1) receive a refund of Buyer’s deposit(s) or (2) seek specific performance. If Buyer elects a deposit refund, Seller will be liable to Broker for the full amount of the brokerage fee.

(b)	In the event the sale is not closed due to any default or failure on the part of the Buyer, Seller may either (1) retain all deposit(s) paid or agreed to be paid by Buyer as agreed upon liquidated damages, consideration for the execution of this Contract, and in full settlement of any claims, upon which this Contract will terminate or (2) seek specific performance. If Seller retains the deposit, Seller will pay the Listing and Cooperating Brokers named in Paragraph 12, fifty percent of all forfeited deposits retained by Seller (to be split equally among the Brokers) up to the full amount of the brokerage fee.

11. ATTORNEY’S FEES AND COSTS: In any claim or controversy arising out of or relating to this Contract, the prevailing party, which for purposes of this provision will include Buyer, Seller and Broker, will be awarded reasonable attorney’s fees, cost and expenses.

12. BROKERS: Neither Buyer nor Seller has utilized the services of, or for any other reason owes compensation to, a licensed real estate Broker other than:

(a) Listing Broker: ______________________________________________________________________________________________________________________________

who is ❑ an agent of ______________________________________________________________❑ a transaction broker ❑ a nonrepresentative and who will be compensated by ❑ Seller❑ Buyer ❑ both parties pursuant to ❑ a listing agreement ❑ other (specify)

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

(b) Cooperating Broker: __________________________________________________________________________________________________________________

who is ❑ an agent of _________________________________________________________________❑ a transaction broker ❑ a nonrepresentative and who will be compensated by ❑Buyer ❑Seller ❑ both parties pursuant to ❑ an MLS or other offer of compensation to a cooperating broker ❑ other (specify)

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

(collectively referred to as “Broker”) in connection with any act relating to the Property, including but not limited to inquiries, introductions, consultations, and negotiations resulting in this transaction. Seller and Buyer agree to indemnify and hold Broker harmless from and against losses, damages, costs and expenses of any kind, including reasonable attorney’s fees at all levels, and from liability to any person, arising from (1) compensation claimed which is inconsistent with the representative in this Paragraph, (2) enforcement action to collect a brokerage fee pursuant to Paragraph 10, (3) any duty accepted by Broker at the request of Buyer or Seller, which duty is beyond the scope of services regulated by Chapter 475, F.S., as amended, or (4) recommendations of or services provided and expenses incurred by any third party whom Broker refers, recommends or retains for or on behalf of Buyer or Seller.

13, ASSIGNABILITY; PERSONS BOUND: This contract may be assigned to a related entity, and otherwise ❑ is not assignable ☑ is assignable. The terms “Buyer,” “Seller” and “Broker” may be singular or plural. This Contract is binding upon Buyer, Seller, and their heirs, personal representative, successors and assigns (if assignment is permitted).

Buyer (        ) (        ) and Seller (        ) (        ) acknowledge receipt of a copy of this page, which is page 4 of 5 pages.

14. OPTIONAL CLAUSES: (Check if any of the following clauses are applicable and are attached as an addendum to this Contract):

❑ Arbitration	❑ Seller Warranty	❑ Existing Mortgage
❑ Section 1031 Exchange	❑ Costal Construction Control Line	❑ Other
❑ Property Inspection and Repair	❑ Flood Area Hazard Zone	❑ Other
❑ Seller Representation	❑ Seller Financing	❑ Other

15. MISCELLANEOUS: The terms of this contract constitute the entire agreement between Buyer and Seller. Modifications of this Contract will not be binding unless in writing, signed and delivered by the party being bound. Signatures, initials, documents referenced in this Contract, counterparts and written modifications communicated electronically or on paper will be acceptable for all purposes, including delivery, and will be binding. Handwritten or typewritten terms inserted in or attached to this Contract prevail over preprinted terms. If any provision of this Contract is or becomes invalid or unenforceable, all remaining provisions will continue to be fully effective. This Contract will be construed under Florida law and will not record in any public records. Delivery of any written notice to any party’s agent will be deemed delivery to that party.

THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING. BROKER ADVISES BUYER AND SELLER TO VERIFY ALL FACTS AND REPRESENTATIONS THAT ARE IMPORTANT TO THEM AND TO CONSULT AN APPROPRIATE PROFESSIONAL FOR LEGAL ADVICE (FOR EXAMPLE, INTERPRETING CONTRACTS, DETERMINING THE EFFECT OF LAWS ON THE PROPERTY AND TRANSACTION, STATUS OF TITLE, FOREIGN INVESTOR REPORTING REQUIREMENTS, ETC.) AND FOR TAX, PROPERTY CONDITION, ENVIRONMENTAL AND OTHER SPECIALIZED ADVICE. BUYER ACKNOWLEDGES THAT BROKER DOES NOT OCCUPY THE PROPERTY AND THAT ALL REPRESENTATIONS (ORAL, WRITTEN OR OTHERWISE) BY BROKER ARE BASED ON SELLER REPRESENTATIONS OR PUBLIC RECORDS UNLESS BROKER INDICATES PERSONAL VERIFICATION OF THE REPRESENTATION. BUYER AGREES TO RELY SOLELY ON SELLER, PROFESSIONAL INSPECTORS AND GOVERNMENTAL AGENCIES FOR VERIFICATION OF THE PROPERTY CONDITION, SQUARE FOOTAGE AND FACTS THAT MATERIALLY AFFECT PROPERTY VALUE.

DEPOSIT RECEIPT: Deposit Receipt: Deposit of $            by ❑              check ❑ other              received on                          ,              by ________________________________________________________________________________________________________

Signature of Escrow Agent

OFFER: Buyer offers to purchase the Property on the above terms and conditions. Unless acceptance is signed by Seller and a signed copy delivered to Buyer’s agent no later than             ❑ a.m. ❑ p.m. on                          ,             . Buyer may revoke this offer and receive a refund of all deposits.

Date: 10/25/04	BUYER: /s/ Carol Dore Falcone Tax ID No:

Title: VP/CFO Telephone: (727) 544-8866 Facsimile (727) 544-4386
Address: 6950 Bryan Dairy Road, Largo, Florida 33777

Date: ,	BUYER: Tax ID No:

Title: Telephone: Facsimile:
Address:

ACCEPTANCE: Seller accepts Buyer’s offer and agrees to sell the Property on the above terms and conditions (subject to the attached counter offer).

Date: 10/25/04	SELLER: /s/ Mandeep K. Thaneja Tax ID No:

Title: CEO Telephone: (727) 329-1845 Facsimile (727) 329-1846
Address: 6911 Bryan Dairy Road, Largo, Florida 33777

Date: ,	SELLER: Tax ID No:

Title: Telephone: Facsimile:
Address:

Buyer (            ) (            ) and Seller (            ) (            ) acknowledge receipt of a copy of this page, which is page 5 of 5 pages.